UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2008
Date of Report (Date of earliest event reported)

CONSTITUTION MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6139 S. Rural Road, Suite 103 Tempe, Arizona	85283-2929
(Address of principal executive offices)	(Zip Code)

(480) 820-5950
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

Effective March 17, 2008, the Board of Directors of Constitution Mining Corp. (the "Company") approved the Company's entry into an Assignment Agreement (the "Agreement") dated March 17, 2008 with Proyectos Mineros S.A. ("PMSA"), whereby PMSA assigned to the Company PMSA's right to explore and option to purchase a 90% interest in three mining properties referred to as "Amira", "Amira Norte" and "Esparta II" (collectively, the "Properties"), which are located in the Province of Salta, Argentina. The following summary of the material terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit to this current report on Form 8-K.

Pursuant to the terms of the Agreement, PMSA has assigned to the Company all of PMSA's rights and obligations under an Exploration Contract with Option to Purchase (the "Underlying Option Agreement") by and between PMSA and the registered titleholder to the Properties, Silvia Rene Rodriguez (the "Titleholder"), in consideration of the Company's recognizing to PMSA a 1% net smelter returns royalty. In order for the Company to keep its interest in good standing and to exercise the option to acquire a 90% interest in the Properties, the Company must make the following payments to the Titleholder, as set forth in the Underlying Option Agreement:

  US$75,000 by January 19, 2009;

  a further US$150,000 by January 19, 2010;

  a further US$200,000 by January 19, 2011; and

  a further US$1,000,000 by January 19, 2012, by means of which final payment the Option to acquire a 90% interest in the Properties will have been automatically exercised.

Willem Fuchter, our President, Chief Executive Officer, Principal Executive Officer and a director, is the President of PMSA.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits
Exhibit No.	Exhibit
10.1	Assignment Agreement, dated effective March 17, 2008, between Proyectos Mineros S.A. and Constitution Mining Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTITUTION MINING CORP.
DATE: March 20, 2008	"Daniel Hunter" __________________________ Name: Daniel Hunter Title: Chief Operating Officer and a director

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